Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of EMCORE Corporation and management's report on the effectiveness of internal control over financial reporting dated December 14, 2005, appearing in the Annual Report on Form 10-K of EMCORE Corporation for the fiscal year ended September 30, 2005.

/s/ DELOITTE & TOUCHE LLP Parsippany, New Jersey March 10, 2006